SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2011

CarMax Auto Funding LLC

(Depositor)

CarMax Auto Owner Trust 2011-2

(Issuing Entity)

CarMax Business Services, LLC

(Sponsor)

(Exact name of Depositor/Registrant, Issuing Entity and Sponsor as specified in their respective charters)

Delaware

(State or other jurisdiction of incorporation or organization of Registrant and Issuing Entity)

333-174975	01-0794037
333-174975-01	37-6481823
(Commission File Nos. for	(I.R.S. Employer Identification Nos. for
Registrant and Issuing Entity)	Registrant and Issuing Entity)

12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 935-4512

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 22, 2011, CarMax Auto Owner Trust 2011-2 (the “Trust”) publicly issued $108,000,000 0.31107% Class A-1 Asset Backed Notes, $213,000,000 0.68% Class A-2 Asset Backed Notes, $166,000,000 0.91% Class A-3 Asset Backed Notes, $128,222,000 1.35% Class A-4 Asset Backed Notes, $12,026,000 2.08% Class B Asset Backed Notes, $14,951,000 2.62% Class C Asset Backed Notes and $7,801,000 3.61% Class D Asset Backed Notes pursuant to a registration statement (333-174975) declared effective on August 1, 2011. In connection with such issuance, final copies of the Amended and Restated Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Receivables Purchase Agreement are attached as exhibits hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011	CARMAX AUTO FUNDING LLC

	By:	/s/ Thomas W. Reedy
Name: Thomas W. Reedy
Title: Treasurer

Exhibit Index

Exhibit	Description

4.1	Amended and Restated Trust Agreement dated as of September1, 2011 among CarMax Auto Funding LLC (“CarMax Funding”), as depositor, BNY Mellon Trust of Delaware, as Delaware trustee, and The Bank of New York Mellon, as owner trustee.

4.2	Indenture dated as of September1, 2011 between CarMax Auto Owner Trust 2011-2 (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) (including forms of the Notes).

10.1	Sale and Servicing Agreement dated as of September1, 2011 among the Issuer, CarMax Funding, as depositor, CarMax Business Services, LLC (“CarMax”), as servicer, and Wells Fargo Bank, National Association, as backup servicer.

10.2	Administration Agreement dated as of September1, 2011 among the Issuer, CarMax, as administrator, and the Indenture Trustee.

10.3	Receivables Purchase Agreement dated as of September1, 2011 between CarMax, as seller, and CarMax Funding, as purchaser.

4